As filed with the Securities and Exchange Commission on September 14, 2023.

Registration No. 333-272717

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SRIVARU Holding Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	3711	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2nd Floor, Regatta Office Park, West Bay Road

P.O. Box 10655

Grand Cayman, KY1-1006

Cayman Islands

+1 (888) 227-8066

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Capitol Services, Inc.

108 Lakeland Ave.

Dover DE 19901

+1 (800) 316-6660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rajiv Khanna Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, NY 10019-6022 (212) 318-3168	Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 (713) 651-2600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and after all conditions to the proposed Business Combination described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-272717 for the sole purpose of replacing Exhibit 107 to correct a clerical error in the number of securities registered and registration fee paid.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2023, by and among Mobiv Acquisition Corp, Pegasus Merger Sub. Inc. and SRIVARU Holding Limited (included as Annex A to the proxy statement/prospectus).

2.2	First Amendment dated August 4, 2023, to the Agreement and Plan of Merger, dated as of March 13, 2023, by and among Mobiv Acquisition Corp, Pegasus Merger Sub. Inc. and SRIVARU Holding Limited (included as Annex A to the proxy statement/prospectus).

3.1*	Memorandum of Association of SRIVARU Holding Limited.

3.2*	Articles of Association of SRIVARU Holding Limited.

3.3	Amended and Restated Memorandum and Articles of Association of SRIVARU Holding Limited effective July 28, 2023 (included as Annex H to the proxy statement/prospectus).

3.4	Certificate of Incorporation of Mobiv Acquisition Corp (incorporated by reference to Exhibit 3.1 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

3.4.1	Amended and Restated Certificate of Incorporation of Mobiv Acquisition Corp (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

3.5	Bylaws of Mobiv Acquisition Corp (incorporated by reference to Exhibit 3.3 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

4.1	Specimen Unit Certificate of Mobiv Acquisition Corp (incorporated by reference to Exhibit 4.1 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

4.2	Specimen Common Stock Certificate of Mobiv Acquisition Corp (incorporated by reference to Exhibit 4.2 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

4.3	Specimen Warrant Certificate of Mobiv Acquisition Corp (incorporated by reference to Exhibit 4.3 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

4.4	Warrant Agreement, dated as of August 3, 2022, between Continental Stock Transfer & Trust Company and Mobiv Acquisition Corp (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

4.5*	Form of Warrant Assignment and Assumption Agreement, by and between SRIVARU Holding Limited, Mobiv Acquisition Corp, and Continental Stock Transfer & Trust Company.

4.6*	Specimen Share Certificate of SRIVARU Holding Limited.

4.7*	Specimen Warrant Certificate of SRIVARU Holding Limited.

5.1*	Opinion of Walkers (Cayman) LLP as to the validity of the ordinary shares of SRIVARU Holding Limited.

10.1	Sponsor Support Agreement, dated as of March 13, 2023, by and between Mobiv Pte. Ltd. and SRIVARU Holding Limited (included as Annex C to the proxy statement/prospectus).

10.2	Transaction Support Agreement, dated as of March 13, 2023, by and among Mobiv Acquisition Corp and certain stockholders of SRIVARU Holding Limited (included as Annex B to the proxy statement/prospectus).

10.3	Registration Rights Agreement, dated as of March 13, 2023, by and among SRIVARU Holding Limited, Mobiv Pte. Ltd. and certain stockholders of SRIVARU Holding Limited (included as Annex F to the proxy statement/prospectus).

10.4	Lockup Agreement, dated as of March 13, 2023, by and among SRIVARU Holding Limited, Mobiv Pte. Ltd. and certain stockholders of SRIVARU Holding Limited (included as Annex E to the proxy statement/prospectus).

10.5

Form of Exchange Agreement, by and among SRIVARU Holding Limited, SRIVARU Motors Private Limited, and certain shareholders of SRIVARU Motors Private Limited (included as Annex D to the proxy statement/prospectus).

10.6*	Form of Earnout Escrow Agreement, by and between SRIVARU Holding Limited, Continental Stock Transfer & Trust Company and Mohanraj Ramasamy, as representative of the Earnout Group.

10.7*	Indemnity Agreement, effective as of October 5, 2022, by and between SRIVARU Holding Limited and Mohanraj Ramasamy.

10.8*	Indemnity Agreement, effective as of October 5, 2022, by and between SRIVARU Holding Limited and Sharmila Mohanraj.

10.9*	Form of Employment Agreement between SRIVARU Holding Limited and executive officers of SRIVARU Holding Limited.

10.10*	Form of SRIVARU Holding Limited Incentive Plan.

10.11	Investment Management Trust Agreement, dated as of August 3, 2022, between Continental Stock Transfer & Trust Company and Mobiv Acquisition Corp (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.12	Registration Rights Agreement, dated as of August 3, 2022, among Mobiv Acquisition Corp and Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.13	Private Placement Unit Purchase Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.14.1

Indemnity Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Peter Bilitsch (incorporated by reference to Exhibit 10.4.1 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.14.2	Indemnity Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Weng Kiat (Adron) Leow (incorporated by reference to Exhibit 10.4.2 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.14.3	Indemnity Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Lloyd Bloom (incorporated by reference to Exhibit 10.4.3 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.14.4	Indemnity Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Garry Peagam (incorporated by reference to Exhibit 10.4.4 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.14.5	Indemnity Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Niels Strohkirch (incorporated by reference to Exhibit 10.4.5 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.15	Promissory Note, dated as of April 22, 2022, issued to Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.5 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

10.16	Securities Subscription Agreement, dated April 22, 2022, between Mobiv Acquisition Corp and Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.6 of its Registration Statement on Form S-1 filed with the SEC on June 1, 2022).

10.17	Letter Agreement, dated as of August 3, 2022, among Mobiv Acquisition Corp and Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

10.18	Administrative Services Agreement, dated as of August 3, 2022, between Mobiv Acquisition Corp and Mobiv Pte. Ltd. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the SEC on August 9, 2022).

14*	Form of Code of Ethics of SRIVARU Holding Limited

21.1*	List of Subsidiaries.

23.1*	Consent of Manohar Chowdhry & Associates relating to the financial statements of SRIVARU Holding Limited.

23.2*	Consent of MaloneBailey, LLP relating to the financial statements of Mobiv Acquisition Corp.

23.3*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney.

99.1*	Form of Proxy Card.

99.2*	Consent of Marshall & Stevens Transaction Advisory Services LLC.

99.3*	Consent of Ganesh Iyer to serve as a director of SRIVARU Holding Limited.

99.4*	Consent of Mohsen Moazami to serve as a director of SRIVARU Holding Limited.

99.5*	Consent of Jonathan Reichental to serve as a director of SRIVARU Holding Limited.

99.6*	Consent of Lata Gullapalli to serve as a director of SRIVARU Holding Limited.

99.7*	Consent of Peter Bilitsch to serve as a director of SRIVARU Holding Limited.

99.8*	Form of Audit Committee Charter.

99.9*	Form of Compensation Committee Charter.

107	Filing Fee Table.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the state of California, on the 14th day of September, 2023.

By:	/s/ Mohanraj Ramasamy
Mohanraj Ramasamy
Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to Form F-4 to be signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Director	September 14, 2023
Sharmila Mohanraj

*By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of SRIVARU Holding Limited, has signed this registration statement in the City of Pleasanton, State of California, on September 14, 2023.

By:	/s/ Mohanraj Ramasamy
Name:	Mohanraj Ramasamy
Title:	Director